UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2011

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc. (“Equinix”) was held on June 9, 2011 for the purpose of considering and voting on:

•	Election of eight directors to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	Approval by a non-binding advisory vote of the compensation of the Company’s named executive officers;

•	Approval by a non-binding advisory vote of the frequency of stockholder non-binding advisory votes on the compensation of the Company’s named executive officers;

•

Approval of an amendment to the Company’s Certificate of Incorporation to reduce the current voting requirement to a majority of the outstanding shares entitled to vote to amend, repeal or adopt any provision of the Certificate of Incorporation;

•

Approval of an amendment to the Company’s Bylaws to reduce the current voting requirement to a majority of the outstanding shares entitled to vote to remove any directors or the entire board for cause; and

•

Approval of an amendment to the Company’s Bylaws to reduce the current voting requirement to a majority of the outstanding shares entitled to vote to amend, alter, add to or rescind or repeal the Bylaws.

At the close of business on April 20, 2010, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 46,840,407 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 41,808,665 shares of Equinix’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the directors were reelected and all other proposals submitted to the Equinix stockholders were approved.

The vote with respect to the election of the directors was as follows:

	For	Withheld	Broker Non-Votes
Steven T. Clontz	38,996,007	226,225	2,586,443
Gary F. Hromadko	39,004,443	217,789	2,586,443
Scott G. Kriens	37,544,639	1,677,593	2,586,443
William K. Luby	37,758,096	1,464,136	2,586,443

Irving F. Lyons, III	37,758,138	1,464,094	2,586,443
Christopher B. Paisley	39,103,446	118,786	2,586,443
Stephen M. Smith	39,007,244	214,988	2,586,443
Peter F. Van Camp	34,416,641	4,805,591	2,586,443

With respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2011, there were 41,467,110 votes “For”, 207,316 votes “Against” and 134,239 abstentions.

With respect to the proposal to approve by a non-binding advisory vote the compensation of the Company’s named executive officers, there were 37,372,992 votes “For,” 1,723,757 votes “Against”, 125,483 abstentions and 2,586,433 Broker Non Votes.

With respect to the proposal to approve by a non-binding advisory vote the frequency of stockholder non-binding advisory votes on the Company’s named executive officer compensation, there were 35,961,255 votes for “1 Year”, 34,007 votes for “2 Years”, 3,101,181 votes for “3 Years”, 125,789 abstentions and 2,586,433 Broker Non Votes.

With respect to the proposal to approve an amendment to the Company’s Certificate of Incorporation to reduce the current voting requirement to a majority of the outstanding shares entitled to vote to amend, repeal or adopt any provision of the Certificate of Incorporation, there were 41,602,567 votes “For,” 55,051 votes “Against” and 151,047 abstentions.

With respect to the proposal to approve an amendment to the Company’s Bylaws to reduce the current voting requirement to a majority of the outstanding shares entitled to vote to remove any directors or the entire board for cause, there were 41,574,211 votes “For,” 51,820 votes “Against” and 182,634 abstentions.

With respect to the proposal to approve an amendment to the Company’s Bylaws to reduce the current voting requirement to a majority of the outstanding shares entitled to vote to amend, alter, add to or rescind or repeal the Bylaws, there were 41,600,051 votes “For,” 54,154 votes “Against” and 154,460 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 9, 2011	By:	/s/ Brandi Galvin Morandi
Brandi Galvin Morandi General Counsel and Secretary